Exhibit 3.03
                          BY-LAWS

                             OF

                 PARK ELECTROCHEMICAL CORP.

                         ARTICLE I

                          OFFICES

         Section 1. Principal Office. The principal office of the Corporation shall be in the City and State of New York.

         Section 2. Other Offices. The Corporation may also have offices at such other place or places within and without the State of New York as the Board of Directors may from time to time determine or the business of the Corporation may require.

                         ARTICLE II

                   STOCKHOLDERS' MEETINGS

         Section 1. Annual Meetings. The annual meeting of shareholders of the Corporation shall be held on the fourth Wednesday in June of each year (or if said day be a legal holi day, then on the next succeeding day not a legal holiday), at ten o'clock A.M., at the principal office of the Corporation in the State of New York, or at such other place within or without the State of New York and at such other time and on such other date as may be determined by the Board of Directors and as shall be designated in the notice of said meeting, for the purpose of electing directors and for the transaction of such other business as may properly be brought before the meeting.

         Section 2. Special-Meetings.   Special Meetings  of  the
stockholders shall be held at the principal office of the Corporation in the State of New York, or at such other place within the State of New York as may be designated in the notice of said meeting, by resolution of the Board of Directors, and shall be called by the Chairman of the Board, the President or the Secretary at the request in writing of stockholders owning of record at least eighty percent (80%) of the issued and outstanding shares of stock of the Corporation entitled to vote thereat.

        Section 3. Notice of Purpose of Meetings. Written notice of the purpose or purposes and of the time and place of every meeting of shareholders shall be given by the Chairman of the Board, the President, the Secretary or an Assistant Secretary either personally or by mail or by any other lawful means of communication not less than ten nor more than fifty days before the meeting to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be directed to each shareholder at his address as it appears on the stock book unless he shall have filed with the Secretary of the Corporation a written request that notices intended for him be mailed to some other address, in which case it shall be mailed or transmitted to the address designated in such request. Except where otherwise required by law, notice of any adjourned meeting of the share holders of the Corporation shall not be required to be given.

         Section 4. Quorum. A quorum at all meetings of stock holders shall consist of the holders of record of a majority of the shares of stock of the Corporation, issued and outstanding, entitled to vote at the meeting, present in person or by proxy, except as otherwise provided by law or by the Certificate of Incorporation. In the absence of a quorum at any meeting or any adjournment thereof, a majority of those present in person or by proxy and entitled to vote may adjourn such meeting from time to time. At any such adjourned meeting at which a quorum is present any business may be transacted which might have been transacted at the meeting as originally called.

         Section 5. Organization. Meetings of the stockholders shall be presided over by the Chairman of the Board, or if he is not present, by the President, or if neither the Chairman of the Board nor the President is present, by any Vice President, or in the absence of such officers, by a chairman to be chosen by a majority of the stockholders entitled to vote who are present in person or by proxy at the meeting. The Secretary of the Corpora tion, or in his absence, an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present, the meeting shall choose any person present to act as secretary of the meeting.

         Section 6. Voting. Except as otherwise provided in the Certificate of Incorporation or by law, at every meeting of the stockholders each stockholder of record entitled to vote at such meeting shall have one vote in person or by proxy for each share-of stock having voting rights held by him and registered in his name on the books of the Corporation. Any vote on shares of stock of the Corporation may be given by the stockholder entitled thereto in person or by his proxy appointed by an instrument in, writing, subscribed by such stockholder or by his attorney thereunto authorized and delivered to the secretary of the meeting. Except as otherwise required by law, by the Certificate of Incorporation or these By-Laws, all matters coming before any meeting of the stockholders shall be decided by the vote of the holders of a majority of the shares of stock present in person or by proxy at such meeting, a quorum being present. At all elec tions of directors the voting may but need not be by ballot.

         Section 7. Inspectors of Election. At all elections of directors, or in any other case in which inspectors may act, two inspectors of election shall be appointed by the chairman of the meeting, except as otherwise provided by law. The inspectors of election shall take and subscribe an oath faithfully to execute the duties of inspectors at such meeting with strict impartiali ty, and according to the best of their ability, and shall take charge of the polls and after the vote shall have been taken shall make a certificate of the result thereof, but no director or candidate for the office of director shall be appointed as such inspector. If there be a failure to appoint inspectors or if any inspector appointed be absent or refuse to act, or if his office become vacant, the stockholders present at the meeting may choose the required number of temporary inspectors.

         Section 8. Fixing Record Date. For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meet ing, or for the purpose of determining the shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the Board of Directors may fix, in advance, a date as the record date for any such determination of shareholders. Such date shall not be more than sixty nor less than ten days before the date of such meet ing, nor more than sixty days prior to any other action.

        Section 9. Notice of Stockholder Nominees. Only persons who are nominated in accordance with the following procedures set forth in these By-Laws shall be eligible for election as direc tors of the Corporation. Nominations of persons for election to the Board of Directors may be made at any annual meeting of stock holders (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (b) by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 9 and on the record date for the determination of stockholders entitled to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this Section 9.

         In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

         To be timely, a stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty
(30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs.

         To be in proper written form, a stockholder's notice to the Secretary must set forth (a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the per son, (ii) the principal occupation or employment of the person,
(iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to
Section 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice (i) the name and record address of such stockholder, (ii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder, (iii) a description of all arrangements or under standings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to nominate the persons named in its notice and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to be named as a nominee and to serve as a director if elected.

        No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 9. If the Chairman of the annual meeting determines that a nomination was not made in accor dance with the foregoing procedures, the Chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

        Section 10. Notice of Stockholder Business. No business may be transacted at an annual meeting of stockholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (c) otherwise properly brought before the annual meeting by any stockholder of the Corpo ration (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 10 and on the record date for the determination of stockholders entitled to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this Section 10.

         In addition to any other applicable requirement, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corpora tion.

         To be timely, a stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty
(30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs.

         To be in proper written form, a stockholder's notice to the Secretary must set forth as to each matter such stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such stockholder, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder, (iv) a description of all arrange ments or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business and (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

         No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 10, provided, however, that, once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 10 shall be deemed to preclude discussion by any stockholder of any such business. If the Chairman of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.





                        ARTICLE III

                         DIRECTORS

         Section 1. Powers, Number, Qualification, Term, Quorum, Vacancies. The property, affairs and business of the Corporation shall be managed by its Board of Directors, consisting of not less than five nor more than fifteen persons. The exact number of directors within the maximum and minimum limitations specified shall be fixed from time to time by resolution of the Board of Directors. Directors need not be stockholders of the Corpora tion. All directors shall be of full age and at least one shall be a citizen of the United States and a resident of the State of New York. Directors shall be elected at the annual meeting and until their successors, shall be elected and shall qualify.

         Section 2. Quorum. A majority of the members of the Board of Directors then in office, acting at a meeting duly assembled, shall constitute a quorum for the transaction of business, but if at any meeting of the Board of Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting without further notice from time to time until a quorum shall have been obtained. Any act of a majority of directors present at a meeting at which there is a quorum shall be the act of the Board of Directors, except as otherwise specifically provided in the By-Laws.

         Section 3. Vacancies. In case one or more vacancies shall occur on the Board of Directors by reason of death, resig nation, increase in the number of directors or otherwise, except insofar as otherwise provided in these By-Laws, the remaining directors, although less than a quorum, may, by a majority vote, elect successor or additional directors. A person so elected shall serve only until the next annual meeting of stockholders and until his successor shall be elected and shall qualify.

         Section 4. Meetings. Meetings of the Board of Directors shall be held at the principal office of the Corporation or at such other place or places within or outside the State of New
York as may be specified in the notice of the meeting. Regular meetings of the Board of Directors shall be held at such times as may from time to time be fixed by resolution of the Board of Directors, and special meetings may be held at any time upon the call of the Chairman of the Board or the President or any two directors by oral, telegraphic or written notice duly served on or sent or mailed to each director not less than two days before such meeting. A meeting of the Board of Directors may be held without notice immediately after the annual meeting of stock holders. Notice need not be given of regular meetings of the Board of Directors when fixed by resolution as above set forth. Meetings may be held at any time without notice if all the directors are present, or if at any time before or after the meeting those not present waive notice of the meeting in writing.

         Section 5. Removal of Directors. At any special meeting of the stockholders, duly called as provided in these By-Laws, any director or directors may, by the affirmative vote of the holders of a majority of the shares of stock issued and outstanding and entitled to vote for the election of directors, be removed from office for cause, and his successor or their successors may be elected at such meeting; or the remaining direc tors may, to the extent vacancies are not filled by such election, fill any vacancy or vacancies created by such removal. Stockholders may not remove directors without cause.

         Section 6. Executive Committee. An Executive Committee of three or more directors may be designated by resolution passed by a majority of the whole Board of Directors. The act of a majority of the members of said Committee shall be the act of the Committee, and said Committee may meet at stated times or on notice. Whenever the Board of Directors is not in session or whenever a quorum of the Board of Directors fails to attend any regular or special meeting of the Board, said Committee shall advise with and aid the officers of the Corporation in all mat ters concerning its interests and the management of its business and affairs, and generally perform such duties and exercise such powers as may be performed and exercised by the Board of Direc tors from time to time, and the Executive Committee shall have the power to authorize the seal of the Corporation to be affixed to all papers which may require it and, insofar as may be per mitted by law, exercise the powers and perform the obligations of the Board of Directors. The Board of Directors may also des ignate one or more committees in addition to the Executive Com mittee by resolution or resolutions passed by a majority of the whole Board of Directors; such committee or committees to consist of three or more directors of the Corporation, and, to the extent provided in the resolution or resolutions designating them, shall have or may exercise the specific powers of the Board of Direc tors in the management of the business and affairs of the Corpo ration. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

         Section 7. Compensation of Directors. Directors may by resolution-of the Board of Directors, be allowed a fixed sum and expenses for attendance at regular or special meetings of the Board of Directors; provided that nothing herein contained shall be construed to preclude any director from serving the Corpora tion in any other capacity and receiving compensation therefor. Members of special or standing committees, and others who attend pursuant to direction, may, by vote of the Board of Directors be allowed a like fixed sum and expenses for attending committee meetings.

         Section 8. Action by Written Consent in lieu of Meeting. Any action required or permitted to be taken by the Board of Directors of the Corporation or of any committee thereof may be taken without a meeting if all members of the Board of Directors or of any committee thereof consent in writing to the adoption of a resolution authorizing the action.

         Section 9. Action by Conference Call. Any one or more members of the Board of Directors of the Corporation or of any committee thereof may participate in a meeting of said Board or of any such committee by means of a conference telephone or similar communications equipment allowing all persons participat ing in the meeting to hear each other at the same time.


                         ARTICLE IV

                          OFFICERS

         Section 1. Election. The Board of Directors at its meeting held immediately after the annual meeting of stockholders shall elect a Chairman of the Board, a President, one or more Vice Presidents, a Secretary and a Treasurer. From time to time the Board of Directors may appoint such Assistant Vice Presi dents, Assistant Secretaries, Assistant Treasurers and such other officers, agents and employees as it may deem proper. Any two offices may be held by the same person. The Chairman of the Board and the President shall be chosen from among the directors.

         Section 2. Term and Removal. The term of office of all officers shall be one year and until their respective successors are elected and qualify but any officer may be removed from office either with or without cause at any time by the affirma tive vote of a majority of the members of the Board of Directors then in office. A vacancy in any office arising from any cause may be filled by the Board of Directors.

         Section 3. Chairman of the Board.  The Chairman  of  the
Board shall preside at all meetings of the Board of Directors and stockholders.

         Section 4. President. The President shall, in the absence of the Chairman of the Board, preside at all meetings of the Board of Directors and stockholders. He shall have such other duties and powers as may be assigned to him from time to time by the Board of Directors.

         Section 5. Vice Presidents. The Vice Presidents shall have such powers and discharge such duties as may be assigned to them from time to time by the Board of Directors.


         Section 6. Treasurer. The Treasurer shall have the custody of all the funds and securities of the Corporation. When necessary or proper he shall endorse on behalf of the Corpora tion, for collection, checks, notes and other obligations and shall deposit the same to the credit of the Corporation in such bank or banks, or depositories as may be designated by the Board of Directors, or by any officer acting under authority conferred by the Board of Directors. Whenever required by the Board of Directors, he shall render an account of all his transactions as Treasurer and of the financial condition of the Corporation. He shall give bond for the faithful discharge of his duties if the Board of Directors so requires. He shall do and perform such other duties as may be assigned to him from time to time by the Board of Directors.

         Section 7. Secretary. The Secretary shall attend all meetings of the stockholders and all meetings of the Board of Directors, and record all votes and the minutes of all proceed ings in a book to be kept for that purpose; and shall perform like duties for other committees when so required. He shall give, or cause to be given, notice of all meetings of stockhold ers and of the Board of Directors and of committees and shall perform such other duties as may be prescribed by the Board of Directors. He shall keep in safe custody the seal of the Corpo ration and affix the same to any instrument whose execution has been authorized. He shall do and perform such other duties as may be assigned to him from time to time by the Board of Direc tors.

         Section  8.  Assistant  Officers.   The  Assistant  Vice
Presidents, the Assistant Secretaries and the Assistant Trea surers shall, in the order of their respective seniorities, in the absence or disability of the Vice Presidents, Secretary or Treasurer, respectively, perform the duties of such officer and shall perform such other duties as the Board of Directors may from time to time prescribe.


                         ARTICLE V

                   CERTIFICATES OF STOCK

         Section 1. Form and Transfers. The interest of each stockholder of the Corporation shall be evidenced by certificates for shares of stock certifying the number of shares represented thereby and in such form, not inconsistent with the Certificate of Incorporation, as the Board of Directors may from time to time prescribe.

        The certificates of stock shall be signed by the Chairman of the Board or the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and sealed with the seal of the Corporation. Such seal may be a facsimile, engraved or printed. Where any such certificate is signed by a transfer agent, or by a transfer clerk and registrar, the signature of the Chairman of the Board, President, Vice President, Secretary, Assistant Secretary, Treasurer or Assistant Treasurer upon such certificate may be facsimiles, engraved or printed. In case any such officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such before such certificate is issued, it may be issued by the Corporation with the same effect as if such officer had not ceased to be such at the time of its issue.

         Transfers of shares of stock of the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, or with a transfer clerk or a transfer agent appointed as in section 4 of this Article provided, and on sur render of the certificate or certificates for such shares prop erly endorsed and the payment of all taxes thereon. The person in whose name shares of stock stand on the books of the Corpora tion shall be deemed the owner thereof for all purposes as regards the Corporation. The Board of Directors may, from time to time, make such additional rules and regulations as it may deem expedient, not inconsistent with these By-Laws, concerning the issue, transfer and registration of certificates for shares of stock of the Corporation.

          Section 2. Lost, Stolen, Destroyed, or Mutilated Certificates. No certificate for shares of stock of the Corpo ration shall be issued in place of any certificate alleged to have been lost, destroyed or stolen, except on production of such evidence of such loss, destruction or theft as the Board of Directors may require and on delivery to the Corporation, if the Board of Directors shall so require, of a bond of indemnity in such amount, containing such terms and secured by such surety as the Board of Directors may in its discretion require. The Board of Directors shall have the right from time to time to prescribe such rules and procedures as it shall deem advisable with regard to lost, stolen, destroyed or mutilated certificates and the issuance of new shares of this Corporation in place thereof.

         Section  3. Transfer Agent and Registrar.  The Board  of
Directors may appoint one or more registrars, and may require all certificates for shares of stock to bear the signature or signatures of any of them.

                         ARTICLE VI

                       CORPORATE SEAL

         The corporate seal of the Corporation shall consist of two concentric circles, between which shall be the name of the Corporation, and in the center shall be inscribed the year of its incorporation and the words, "Corporate Seal, New York."





                        ARTICLE VII

                         AMENDMENTS

         These By-Laws may be amended, altered or repealed or additional By-Laws adopted at any meeting of the Board of Direc tors by the vote of a majority of the directors then in office. These By-Laws, and any amendments thereto and new By-Laws added by the directors may be amended, altered or repealed by the stockholders at any annual or special meeting of the stockholders provided notice of such action shall have been contained in the notice of meeting.


                        ARTICLE VIII

                      INDEMNIFICATION

          Section  1.  Definitions.   "Action"'  shall  mean  any
threatened, pending or completed legal action, lawsuit or pro ceeding, whether civil, criminal, administrative or inves tigative, including without limitation any action by or in the right of the Corporation to procure a judgment in its favor.

         "Indemnitee" shall mean a person who was or is a party, or is threatened to be made a party, to an Action by reason of the fact that such person (or such person's testator or intestate, in which case both such person and his testator or intestate shall be deemed the Indemnitee) is or was or has agreed to become a director or officer of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director, officer or trustee of or in a similar capacity with another corporation, partnership, joint venture, trust, plan or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity.

         "Costs" shall mean all amounts actually paid by or on behalf of an Indemnitee (i) on account of judgments, fines and penalties incurred in connection with an Action, or (ii) in settlement of an Action.

          "Expenses" shall mean all expenses actually and reasonably incurred by or on behalf of an Indemnitee in connection with an Action, whether or not the Indemnitee is successful on the merits, including without limitation, expenses of investigation, judicial or administrative proceedings and appeals, attorneys' fees and disbursements, and expenses of establishing or defending a right to indemnification under this Article.

        "Act" shall mean Sections 721 through 726 of the Business
Corporation Law of the State of New York or any comparable provisions of New York law hereafter enacted applicable to the Corporation.

        Section 2. Indemnification and Advances of Expenses. The Corporation shall indemnify each Indemnitee against all Costs and Expenses of each Action, unless such indemnification shall be expressly prohibited by Section 721 of the Act, or unless the Action (other than an Action instituted pursuant to Section 3 of this Article VIII) shall have been initiated by the Indemnitee without the authorization of the Board of Directors of the Corporation. Expenses for which indemnification is sought under this Article shall be paid by the Corporation in advance of any final disposition of the Action at the written request of an Indemnitee, provided that the Indemnitee shall undertake to repay amounts advanced to the extent that a court of competent jurisdiction ultimately determines that the Indemnitee was not entitled to such indemnification. Except to the extent prohibited by law, advances of Expenses shall be paid without
reference   to  the  Indemnitee's  financial  ability   to   make
repayment, no security shall be required therefor, and such advances shall not under any circumstances be claimable against the Indemnitee's spouse, children, estate, heirs, executors or administrators. The Board of Directors may, by a majority vote of a quorum consisting of directors who are not parties to an Action, and upon approval of an Indemnitee, authorize the Corpo ration's counsel to represent the Indemnitee in an Action.

         Section 3. Procedure for Indemnification. Any indem nification or advance of Expenses under Section 2 of this Article shall be made promptly, and in any event within 45 days following the written request of the Indemnitee, unless a determination that the Indemnitee is not entitled to indemnification because he has not met the applicable standard of conduct expressly required by Section 721 of the Act is made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who are not parties to such Action, or (2) if such a quorum is not obtainable, or, even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the shareholders. The right to indemnification and advances of Expenses under this Article shall be enforceable by the Indemnitee in any court of competent jurisdiction if the Corporation denies such request, in whole or in part, or if no disposition thereof is made within 45 days. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of Expenses where the required undertaking, if any, has been received by the Corpora tion) that the Indemnitee has not met the applicable standard of conduct expressly required by the Act, but the burden of proving such defense shall be on the Corporation and neither (i) the termination of any Action by judgment, order, settlement, con viction, or upon a plea of nolo contendere or its equivalent, nor
(ii)  any  determination pursuant to the first sentence  of  this
Section 2, shall, of itself, create a presumption that the Indemnitee did not act in accordance with such standard of conduct.



         Section 4. Other Rights and Continuation of Right to Indemnification. The indemnification provided by this Article shall not be exclusive of all other rights to which an Indemnitee seeking indemnification is entitled under any law (common or statutory), agreement, resolution of shareholders or directors or otherwise, and nothing contained in this Article shall limit the right to indemnification or advancement of expenses to which any person would be entitled from the Corporation in lieu of, in addition to or in the absence of this Article. The Corporation is hereby expressly authorized to grant other rights of indemni fication or advancement of expenses by resolution of shareholders or directors, agreement or otherwise. The indemnification provided by this Article shall continue as to an Indemnitee who has ceased to be a director, officer, trustee, committee member, employee or agent, and shall inure to the benefit of the estate, heirs, executors and administrators of each Indemnitee.

        Section 5. Insurance. The Corporation shall purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer or trustee of or in a similar capacity with another corporation, partnership, joint venture, trust, plan or other enterprise against any liability asserted against such person and incurred by such person or on such person's behalf in any such capacity, or arising out of such persons's status as such, whether or not the Corporation would have the power to indemnify such person under the provisions of this Article VIII, provided that such insurance is available on terms acceptable to a majority of the entire Board of Directors of the Corporation.

        Section 6. Contractual Rights; Conflicts. The provisions of this Article VIII shall constitute a contract between the
Corporation and each Indemnitee, pursuant to which the Corporation and each such Indemnitee intend to be legally bound. No repeal or modification of this Article VIII shall affect any rights or obligations then existing or thereafter arising with respect to any state of facts then or theretofore existing. In the event any rights under this Article VIII are expressly prohibited by any provision of Article XIV of the Corporation's Certificate of Incorporation as in effect on the date this Arti cle VIII is adopted, such provision of the Corporation's Certif icate of Incorporation shall be controlling unless subsequently amended to eliminate such prohibition.

         Section 7. Severability. If this Article VIII or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Indemnitee as to Costs and Expenses and make advancements thereof to the fullest extent permitted by any applicable portion of this Article VIII that shall not have been invalidated and to the fullest extent permitted by the Act.

[exhibits-02-3.03]bd